INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 14, 2011

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385
M&T BANK CORPORATION ANNOUNCES 2010 FOURTH QUARTER
AND FULL-YEAR PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2010.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) rose 53% to $1.59 in the fourth quarter of 2010 from $1.04 in the fourth quarter of 2009 and were 7% higher than $1.48 in the third quarter of 2010. GAAP-basis net income in the recent quarter totaled $204 million, up from $137 million and $192 million in the year-earlier quarter and the third quarter of 2010, respectively. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the fourth quarter of 2010 was 1.18% and 10.03%, respectively, compared with .79% and 7.09%, respectively, in the corresponding quarter of 2009 and 1.12% and 9.56%, respectively, in the third quarter of 2010.
The recent quarter’s earnings as compared with the fourth quarter of 2009 reflect higher net interest income, resulting from a widening of the net interest margin, and a significantly lower provision for credit losses. As compared with the third quarter of 2010, a 2% decline in noninterest operating expenses and a lower provision for credit losses contributed to the recent quarter’s improved performance.
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M&T BANK CORPORATION
Diluted earnings per common share for the year ended December 31, 2010 were $5.69, up 97% from $2.89 for the year ended December 31, 2009. Net income for 2010 and 2009 was $736 million and $380 million, respectively. Expressed as a rate of return on average assets and average common shareholders’ equity, net income was 1.08% and 9.30%, respectively, in 2010, compared with .56% and 5.07%, respectively, in 2009.
Reflecting on M&T’s financial results, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “M&T recorded strong fourth quarter results, capping off a successful year. We were encouraged by the level of our credit costs, which remained well below recent industry experience, and by late fourth quarter growth in our commercial loan and commercial real estate loan portfolios, which were up a combined $1.2 billion from September 30. Average deposits also rose by $1.7 billion, or 4%, from the third quarter. Capital generation remained robust as evidenced by our tangible common equity ratio, which rose to 6.19% at the 2010 year-end. Also noteworthy, during the recent quarter we completed the FDIC-assisted acquisition transaction with K Bank and announced our planned merger with Wilmington Trust. We are pleased with the progress achieved to date on those transactions.”
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although
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M&T BANK CORPORATION
“net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.
Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.52 in the recent quarter, compared with $1.16 in the corresponding 2009 period and $1.55 in the third quarter of 2010. Net operating income for the fourth quarters of 2010 and 2009 was $196 million and $151 million, respectively, compared with $200 million in the third quarter of 2010. For the three months ended December 31, 2010, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.20% and 18.43%, respectively, compared with .92% and 16.73% in the similar period of 2009 and 1.24% and 19.58%, respectively, in the third quarter of 2010.
Diluted net operating earnings per common share rose 65% to $5.84 in 2010 from $3.54 in 2009. Net operating income for 2010 and 2009 aggregated $755 million and $455 million, respectively. Net operating income in 2010 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.17% and 18.95%, respectively, compared with .71% and 13.42%, respectively, in 2009.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income increased 3% to $580 million in the fourth quarter of 2010 from $565 million in the year-earlier quarter, and was up an annualized 3% from $576 million in the third quarter of 2010. The growth in such income in the recent
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M&T BANK CORPORATION
quarter as compared with the fourth quarter of 2009 reflects a widening of the net interest margin, which improved to 3.85% from 3.71%, partially offset by a 1% decline in average earning assets. Net interest income on a taxable-equivalent basis aggregated $2.29 billion for the full-year of 2010, 10% higher than $2.08 billion in 2009. That improvement resulted from lower market interest rates on deposits and borrowings that led to a 35 basis point widening of the net interest margin to 3.84% in the recent year from 3.49% in 2009.
Provision for Credit Losses/Asset Quality. The provision for credit losses was $85 million during the recently completed quarter, compared with $145 million in the corresponding 2009 period and $93 million in the third quarter of 2010. Net charge-offs of loans were $77 million in the fourth quarter of 2010, representing an annualized .60% of average loans outstanding, improved from $135 million or 1.03% in the year-earlier quarter and $93 million or .73% in 2010’s third quarter. The provision for credit losses declined 39% to $368 million for the year ended December 31, 2010 from $604 million in 2009. Net loan charge-offs in 2010 totaled $346 million, or .67% of average loans outstanding, compared with $514 million or 1.01% of average loans in 2009.
Loans classified as nonaccrual totaled $1.24 billion, or 2.38% of total loans at December 31, 2010, improved from $1.33 billion or 2.56% a year earlier, but up from $1.10 billion or 2.16% at September 30, 2010. The increase in nonaccrual loans from September 30, 2010 to December 31, 2010 was due to the additions to nonaccrual status of two commercial real estate relationships. The ratio of nonperforming assets to total loans plus real
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M&T BANK CORPORATION
estate and other foreclosed assets was 2.79% at December 31, 2010, compared with 2.74% and 2.53% at December 31, 2009 and September 30, 2010, respectively.
Loans past due 90 days or more and accruing interest totaled $270 million at the recent year-end, including loans guaranteed by government-related entities of $214 million. Such past due loans were $208 million and $215 million at December 31, 2009 and September 30, 2010, respectively, including $193 million and $194 million of government guaranteed loans at those respective dates.
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance for credit losses was $903 million at December 31, 2010, increased from $878 million a year earlier and $895 million at September 30, 2010. That allowance expressed as a percentage of outstanding loans was 1.74% at the recent quarter-end, compared with 1.69% at December 31, 2009 and 1.76% at September 30, 2010. GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carry-over of an allowance for credit losses. Excluding amounts related to loans obtained in 2009 and 2010 acquisition transactions, the allowance-to-legacy loan ratio was 1.82% and 1.83% at December 31, 2010 and 2009, respectively, and 1.86% at September 30, 2010.
Noninterest Income and Expense. Noninterest income totaled $287 million in the recent quarter, compared with $266 million and $290 million in the fourth quarter of 2009 and the third quarter of 2010, respectively. Reflected in those amounts were net
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M&T BANK CORPORATION
losses from investment securities of $27 million, $34 million and $8 million, each predominantly due to other-than-temporary impairment charges. Those impairment charges reduced net income and diluted earnings per common share by $17 million or $.14 in the recent quarter, $21 million or $.18 in the year-earlier quarter and $6 million or $.05 in the third quarter of 2010. Such charges reflected write-downs of certain of M&T’s holdings of privately issued collateralized mortgage obligations and collateralized debt obligations backed by pooled trust preferred securities. Excluding gains and losses from investment securities in all periods and the $28 million pre-tax merger-related gain realized on the K Bank transaction during the recent quarter, noninterest income was $286 million in the fourth quarter of 2010, compared with $300 million in the corresponding 2009 quarter and $298 million in the third quarter of 2010. The declines from the final 2009 quarter and 2010’s third quarter reflect lower residential mortgage banking revenues and service charges on deposit accounts, partially offset by higher trading account and foreign exchange gains and credit-related fees. The decline in residential mortgage banking revenues in the recent quarter reflects lower origination volumes, M&T’s decision to retain for portfolio a higher proportion of originated loans rather than selling them, and increased settlements related to M&T’s obligation to repurchase previously sold loans.
Noninterest income aggregated $1.11 billion and $1.05 billion during the years ended December 31, 2010 and 2009, respectively. Excluding gains and losses from investment securities and merger-related gains, noninterest income was $1.16 billion in each of 2010 and 2009. Declines in revenues related to residential mortgage banking, brokerage services and M&T’s trust
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M&T BANK CORPORATION
business were offset by higher service charges on deposit accounts, credit-related fees and other revenues from operations.
Noninterest expense in the fourth quarter of 2010 totaled $469 million, down from $478 million in the year-earlier quarter and $480 million in 2010’s third quarter. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $455 million in each of the fourth quarters of 2010 and 2009, down from $467 million in the third quarter of 2010. The decline from the third quarter of 2010 reflects a $6 million reduction of the allowance for impairment of capitalized residential mortgage servicing rights in the recent quarter. In comparison, a $3 million addition to that allowance was recognized during 2010’s third quarter.
For the year ended December 31, 2010, noninterest expense aggregated $1.91 billion, compared with $1.98 billion in 2009. Excluding those expenses considered to be nonoperating in nature, noninterest operating expenses were $1.86 billion in 2010 and $1.83 billion in 2009. That increase was largely attributable to higher costs for professional services and advertising in 2010, and a $22 million reduction of the allowance for impairment of capitalized residential mortgage servicing rights in 2009. For the year ended December 31, 2010, there was no change to that impairment allowance. Partially offsetting those factors were declines in expenses related to foreclosed properties and FDIC assessments.
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M&T BANK CORPORATION
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 52.5% in the fourth quarter of 2010, improved from 52.7% in the year-earlier quarter and 53.4% in the third quarter of 2010. M&T’s efficiency ratio for the years ended December 31, 2010 and 2009 was 53.7% and 56.5%, respectively.
Balance Sheet. M&T had total assets of $68.0 billion at December 31, 2010, compared with $68.9 billion a year earlier. Loans and leases, net of unearned discount, totaled $52.0 billion at the 2010 year-end, compared with $51.9 billion at December 31, 2009. Outstanding loans and leases at the end of 2010 grew $1.2 billion from $50.8 billion at September 30, 2010. That growth was largely attributable to December increases in commercial loans and commercial real estate loans. Total deposits were $49.8 billion at December 31, 2010, 5% higher than $47.4 billion at the end of 2009. Deposits at domestic offices rose $1.8 billion, or 4%, to $48.2 billion at the recent year-end from $46.4 billion at December 31, 2009.
Total shareholders’ equity was $8.4 billion and $7.8 billion at December 31, 2010 and 2009, representing 12.29% and 11.26% respectively, of total assets. Common shareholders’ equity was $7.6 billion, or $63.54 per share at December 31, 2010, up from $7.0 billion, or $59.31 per share, a year earlier. Tangible equity per common share was $33.26 and $28.27 at December 31, 2010 and 2009, respectively. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.
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M&T BANK CORPORATION
M&T’s tangible common equity to tangible assets ratio was 6.19% at December 31, 2010, compared with 5.13% and 5.96% at December 31, 2009 and September 30, 2010, respectively.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #35785107. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until January 16, 2011 by calling (800)642-1687, or (706)645-9291 for international participants, and by making reference to ID #35785107. The event will also be archived and available by 6:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
M&T is a bank holding company headquartered in Buffalo, New York. M&T’s banking subsidiaries, M&T Bank and M&T Bank, National Association, operate retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey, the District of Columbia and Ontario, Canada.
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results
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M&T BANK CORPORATION
may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
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These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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M&T BANK CORPORATION
Financial Highlights

	Three months ended			Year ended
Amounts in thousands,	December 31			December 31
except per share	2010	2009	Change	2010	2009	Change

Performance

Net income	$204,442	136,818	49%	$736,161	379,891	94%
Net income available to common shareholders	189,678	122,910	54	675,853	332,006	104

Per common share:
Basic earnings	$1.59	1.05	51%	$5.72	2.90	97%
Diluted earnings	1.59	1.04	53	5.69	2.89	97
Cash dividends	$.70	.70	—	$2.80	2.80	—

Common shares outstanding:
Average — diluted (1)	119,503	117,672	2%	118,843	114,776	4%
Period end (2)	119,774	118,298	1	119,774	118,298	1

Return on (annualized):
Average total assets	1.18%	.79%		1.08%	.56%
Average common shareholders’ equity	10.03%	7.09%		9.30%	5.07%

Taxable-equivalent net interest income	$580,227	564,606	3%	$2,291,549	2,077,577	10%

Yield on average earning assets	4.58%	4.58%		4.61%	4.61%
Cost of interest-bearing liabilities	.97%	1.13%		1.02%	1.40%
Net interest spread	3.61%	3.45%		3.59%	3.21%
Contribution of interest-free funds	.24%	.26%		.25%	.28%
Net interest margin	3.85%	3.71%		3.84%	3.49%

Net charge-offs to average total net loans (annualized)	.60%	1.03%		.67%	1.01%

Net operating results (3)

Net operating income	$196,235	150,776	30%	$755,165	455,376	66%
Diluted net operating earnings per common share	1.52	1.16	31	5.84	3.54	65
Return on (annualized):
Average tangible assets	1.20%	.92%		1.17%	.71%
Average tangible common equity	18.43%	16.73%		18.95%	13.42%
Efficiency ratio	52.55%	52.69%		53.71%	56.50%

	At December 31
Loan quality	2010	2009	Change

Nonaccrual loans	$1,239,194	1,331,702	-7%
Real estate and other foreclosed assets	220,049	94,604	133%

Total nonperforming assets	$1,459,243	1,426,306	2%

Accruing loans past due 90 days or more	$269,593	208,080	30%

Renegotiated loans	$233,342	212,548	10%

Government guaranteed loans included in totals above:
Nonaccrual loans	$56,787	38,579	47%
Accruing loans past due 90 days or more	214,111	193,495	11%

Purchased impaired loans (4):
Outstanding customer balance	$219,477	172,772	27%
Carrying amount	97,019	88,170	10%

Nonaccrual loans to total net loans	2.38%	2.56%

Allowance for credit losses to:
Legacy loans	1.82%	1.83%
Total loans	1.74%	1.69%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,
except per share	2010	2010	2010	2010	2009

Performance

Net income	$204,442	192,015	188,749	150,955	136,818
Net income available to common shareholders	189,678	176,789	173,597	136,431	122,910

Per common share:
Basic earnings	$1.59	1.49	1.47	1.16	1.05
Diluted earnings	1.59	1.48	1.46	1.15	1.04
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	119,503	119,155	118,878	118,256	117,672
Period end (2)	119,774	119,435	119,161	118,823	118,298

Return on (annualized):
Average total assets	1.18%	1.12%	1.11%	.89%	.79%
Average common shareholders’ equity	10.03%	9.56%	9.67%	7.86%	7.09%

Taxable-equivalent net interest income	$580,227	575,733	573,332	562,257	564,606

Yield on average earning assets	4.58%	4.65%	4.63%	4.59%	4.58%
Cost of interest-bearing liabilities	.97%	1.03%	1.04%	1.04%	1.13%
Net interest spread	3.61%	3.62%	3.59%	3.55%	3.45%
Contribution of interest-free funds	.24%	.25%	.25%	.23%	.26%
Net interest margin	3.85%	3.87%	3.84%	3.78%	3.71%

Net charge-offs to average total net loans (annualized)	.60%	.73%	.64%	.74%	1.03%

Net operating results (3)

Net operating income	$196,235	200,225	197,752	160,953	150,776
Diluted net operating earnings per common share	1.52	1.55	1.53	1.23	1.16
Return on (annualized):
Average tangible assets	1.20%	1.24%	1.23%	1.00%	.92%
Average tangible common equity	18.43%	19.58%	20.36%	17.34%	16.73%
Efficiency ratio	52.55%	53.40%	53.06%	55.88%	52.69%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2010	2010	2010	2010	2009

Nonaccrual loans	$1,239,194	1,099,560	1,090,135	1,339,992	1,331,702
Real estate and other foreclosed assets	220,049	192,600	192,631	95,362	94,604

Total nonperforming assets	$1,459,243	1,292,160	1,282,766	1,435,354	1,426,306

Accruing loans past due 90 days or more	$269,593	214,769	203,081	203,443	208,080

Renegotiated loans	$233,342	233,671	228,847	220,885	212,548

Government guaranteed loans included in totals above:
Nonaccrual loans	$56,787	38,232	40,271	37,048	38,579
Accruing loans past due 90 days or more	214,111	194,223	187,682	194,523	193,495

Purchased impaired loans (4):
Outstanding customer balance	$219,477	113,964	130,808	148,686	172,772
Carrying amount	97,019	52,728	61,524	73,890	88,170

Nonaccrual loans to total net loans	2.38%	2.16%	2.13%	2.60%	2.56%

Allowance for credit losses to:
Legacy loans	1.82%	1.86%	1.86%	1.86%	1.83%
Total loans	1.74%	1.76%	1.75%	1.73%	1.69%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2010	2009	Change	2010	2009	Change

Interest income	$682,725	692,669	-1%	$2,729,795	2,725,197	—%
Interest expense	108,628	133,950	-19	462,269	669,449	-31

Net interest income	574,097	558,719	3	2,267,526	2,055,748	10

Provision for credit losses	85,000	145,000	-41	368,000	604,000	-39

Net interest income after provision for credit losses	489,097	413,719	18	1,899,526	1,451,748	31

Other income
Mortgage banking revenues	35,013	50,176	-30	184,625	207,561	-11
Service charges on deposit accounts	111,129	127,185	-13	478,133	469,195	2
Trust income	31,031	29,660	5	122,613	128,568	-5
Brokerage services income	11,648	14,396	-19	49,669	57,611	-14
Trading account and foreign exchange gains	12,755	6,669	91	27,286	23,125	18
Gain on bank investment securities	861	354	—	2,770	1,165	—
Other-than-temporary impairment losses recognized in earnings	(27,567)	(34,296)	—	(86,281)	(138,297)	—
Equity in earnings of Bayview Lending Group LLC	(7,415)	(10,635)	-30	(25,768)	(25,898)	-1
Other revenues from operations	119,483	82,381	45	355,053	325,076	9

Total other income	286,938	265,890	8	1,108,100	1,048,106	6

Other expense
Salaries and employee benefits	243,413	247,080	-1	999,709	1,001,873	—
Equipment and net occupancy	50,879	53,703	-5	216,064	211,391	2
Printing, postage and supplies	8,435	9,338	-10	33,847	38,216	-11
Amortization of core deposit and other intangible assets	13,269	16,730	-21	58,103	64,255	-10
FDIC assessments	18,329	19,902	-8	79,324	96,519	-18
Other costs of operations	134,949	131,698	2	527,790	568,309	-7

Total other expense	469,274	478,451	-2	1,914,837	1,980,563	-3

Income before income taxes	306,761	201,158	52	1,092,789	519,291	110

Applicable income taxes	102,319	64,340	59	356,628	139,400	156

Net income	$204,442	136,818	49%	$736,161	379,891	94%

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M&T BANK CORPORATION
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2010	2010	2010	2010	2009

Interest income	$682,725	685,900	684,784	676,386	692,669
Interest expense	108,628	116,032	117,557	120,052	133,950

Net interest income	574,097	569,868	567,227	556,334	558,719

Provision for credit losses	85,000	93,000	85,000	105,000	145,000

Net interest income after provision for credit losses	489,097	476,868	482,227	451,334	413,719

Other income
Mortgage banking revenues	35,013	61,052	47,084	41,476	50,176
Service charges on deposit accounts	111,129	117,733	128,976	120,295	127,185
Trust income	31,031	30,485	30,169	30,928	29,660
Brokerage services income	11,648	12,127	12,788	13,106	14,396
Trading account and foreign exchange gains	12,755	6,035	3,797	4,699	6,669
Gain on bank investment securities	861	1,440	10	459	354
Other-than-temporary impairment losses recognized in earnings	(27,567)	(9,532)	(22,380)	(26,802)	(34,296)
Equity in earnings of Bayview Lending Group LLC	(7,415)	(6,460)	(6,179)	(5,714)	(10,635)
Other revenues from operations	119,483	77,019	79,292	79,259	82,381

Total other income	286,938	289,899	273,557	257,706	265,890

Other expense
Salaries and employee benefits	243,413	246,389	245,861	264,046	247,080
Equipment and net occupancy	50,879	54,353	55,431	55,401	53,703
Printing, postage and supplies	8,435	7,820	8,549	9,043	9,338
Amortization of core deposit and other intangible assets	13,269	13,526	14,833	16,475	16,730
FDIC assessments	18,329	18,039	21,608	21,348	19,902
Other costs of operations	134,949	140,006	129,786	123,049	131,698

Total other expense	469,274	480,133	476,068	489,362	478,451

Income before income taxes	306,761	286,634	279,716	219,678	201,158

Applicable income taxes	102,319	94,619	90,967	68,723	64,340

Net income	$204,442	192,015	188,749	150,955	136,818

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16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2010	2009	Change
ASSETS

Cash and due from banks	$908,755	1,226,223	-26%

Interest-bearing deposits at banks	101,222	133,335	-24

Federal funds sold and agreements to resell securities	25,000	20,119	24

Trading account assets	523,834	386,984	35

Investment securities	7,150,540	7,780,609	-8

Loans and leases:

Commercial, financial, etc.	13,390,610	13,479,447	-1
Real estate — commercial	21,183,161	20,949,931	1
Real estate — consumer	5,928,056	5,463,463	9
Consumer	11,488,555	12,043,845	-5

Total loans and leases, net of unearned discount	51,990,382	51,936,686	—
Less: allowance for credit losses	902,941	878,022	3

Net loans and leases	51,087,441	51,058,664	—

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	125,917	182,418	-31

Other assets	4,573,929	4,567,422	—

Total assets	$68,021,263	68,880,399	-1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$14,557,568	13,794,636	6%

Other deposits at U.S. offices	33,641,800	32,604,764	3

Deposits at foreign office	1,605,916	1,050,438	53

Total deposits	49,805,284	47,449,838	5

Short-term borrowings	947,432	2,442,582	-61

Accrued interest and other liabilities	1,070,701	995,056	8

Long-term borrowings	7,840,151	10,240,016	-23

Total liabilities	59,663,568	61,127,492	-2

Shareholders’ equity:

Preferred	740,657	730,235	1
Common (1)	7,617,038	7,022,672	8

Total shareholders’ equity	8,357,695	7,752,907	8

Total liabilities and shareholders’ equity	$68,021,263	68,880,399	-1%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $205.2 million at December 31, 2010 and $336.0 million at December 31, 2009.
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17-17-17-17-17
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2010	2010	2010	2010	2009
ASSETS

Cash and due from banks	$908,755	1,070,625	1,045,886	1,033,269	1,226,223

Interest-bearing deposits at banks	101,222	401,624	117,826	121,305	133,335

Federal funds sold and agreements to resell securities	25,000	443,700	10,000	10,400	20,119

Trading account assets	523,834	536,702	487,692	403,476	386,984

Investment securities	7,150,540	7,662,715	8,097,572	8,104,646	7,780,609

Loans and leases:

Commercial, financial, etc.	13,390,610	12,788,136	13,017,598	13,220,181	13,479,447
Real estate — commercial	21,183,161	20,580,450	20,612,905	20,724,118	20,949,931
Real estate — consumer	5,928,056	5,754,432	5,729,126	5,664,159	5,463,463
Consumer	11,488,555	11,668,540	11,701,657	11,835,583	12,043,845

Total loans and leases, net of unearned discount	51,990,382	50,791,558	51,061,286	51,444,041	51,936,686
Less: allowance for credit losses	902,941	894,720	894,667	891,265	878,022

Net loans and leases	51,087,441	49,896,838	50,166,619	50,552,776	51,058,664

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625

Core deposit and other intangible assets	125,917	139,186	152,712	167,545	182,418

Other assets	4,573,929	4,570,822	4,550,684	4,521,180	4,567,422

Total assets	$68,021,263	68,246,837	68,153,616	68,439,222	68,880,399

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$14,557,568	14,665,603	13,960,723	13,622,819	13,794,636

Other deposits at U.S. offices	33,641,800	33,335,104	33,010,520	33,125,761	32,604,764

Deposits at foreign office	1,605,916	653,916	551,428	789,825	1,050,438

Total deposits	49,805,284	48,654,623	47,522,671	47,538,405	47,449,838

Short-term borrowings	947,432	1,211,683	2,158,957	1,870,763	2,442,582

Accrued interest and other liabilities	1,070,701	1,157,250	1,114,615	1,048,473	995,056

Long-term borrowings	7,840,151	8,991,508	9,255,529	10,065,894	10,240,016

Total liabilities	59,663,568	60,015,064	60,051,772	60,523,535	61,127,492

Shareholders’ equity:

Preferred	740,657	737,979	735,350	732,769	730,235
Common (1)	7,617,038	7,493,794	7,366,494	7,182,918	7,022,672

Total shareholders’ equity	8,357,695	8,231,773	8,101,844	7,915,687	7,752,907

Total liabilities and shareholders’ equity	$68,021,263	68,246,837	68,153,616	68,439,222	68,880,399

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $205.2 million at December 31, 2010, $192.6 million at September 30, 2010, $197.2 million at June 30, 2010, $255.2 million at March 31, 2010 and $336.0 million at December 31, 2009.
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18-18-18-18-18
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2010 from		December 31
	2010		2009		2010		December 31,	September 30,	2010		2009		Change in
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2009	2010	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$110	.15%	74	.08%	92	.15%	50%	19%	$102	.09%	50	.07%	103%

Federal funds sold and agreements to resell securities	780	.19	23	.19	64	.26	—	—	221	.20	52	.25	323

Trading account assets	165	.91	70	.66	82	.65	135	101	94	.84	87	.74	8

Investment securities	7,541	4.07	8,197	4.63	7,993	4.16	-8	-6	8,018	4.24	8,403	4.79	-5

Loans and leases, net of unearned discount
Commercial, financial, etc.	13,013	4.07	13,527	3.87	12,856	3.97	-4	1	13,092	3.99	13,855	3.79	-6
Real estate — commercial	20,624	4.84	20,950	4.48	20,612	4.85	-2	—	20,714	4.70	20,085	4.45	3
Real estate — consumer	5,910	5.15	5,457	5.37	5,680	5.30	8	4	5,746	5.28	5,297	5.45	8
Consumer	11,594	5.18	12,153	5.32	11,687	5.22	-5	-1	11,745	5.22	11,722	5.43	—

Total loans and leases, net	51,141	4.74	52,087	4.59	50,835	4.74	-2	1	51,297	4.70	50,959	4.60	1

Total earning assets	59,737	4.58	60,451	4.58	59,066	4.65	-1	1	59,732	4.61	59,551	4.61	—

Goodwill	3,525		3,525		3,525		—	—	3,525		3,393		4

Core deposit and other intangible assets	132		191		146		-31	-9	153		191		-20

Other assets	5,108		4,752		5,074		8	1	4,970		4,337		15

Total assets	$68,502		68,919		67,811		-1%	1%	$68,380		67,472		1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$608	.14	579	.18	592	.15	5%	3%	$601	.14	543	.21	11%
Savings deposits	27,545	.31	24,237	.36	26,177	.33	14	5	26,190	.33	22,832	.49	15
Time deposits	6,034	1.40	8,304	1.89	6,312	1.46	-27	-4	6,583	1.52	8,782	2.35	-25
Deposits at foreign office	809	.17	1,300	.11	802	.16	-38	1	953	.14	1,665	.14	-43

Total interest-bearing deposits	34,996	.49	34,420	.72	33,883	.53	2	3	34,327	.55	33,822	.95	1

Short-term borrowings	1,439	.17	2,308	.17	1,858	.16	-38	-23	1,854	.16	2,911	.24	-36
Long-term borrowings	8,141	3.14	10,253	2.73	8,948	3.10	-21	-9	9,169	2.96	11,092	3.07	-17

Total interest-bearing liabilities	44,576	.97	46,981	1.13	44,689	1.03	-5	—	45,350	1.02	47,825	1.40	-5

Noninterest-bearing deposits	14,275		12,945		13,647		10	5	13,709		11,054		24

Other liabilities	1,329		1,307		1,294		2	3	1,218		1,311		-7

Total liabilities	60,180		61,233		59,630		-2	1	60,277		60,190		—

Shareholders’ equity	8,322		7,686		8,181		8	2	8,103		7,282		11

Total liabilities and shareholders’ equity	$68,502		68,919		67,811		-1%	1%	$68,380		67,472		1%

Net interest spread		3.61		3.45		3.62				3.59		3.21
Contribution of interest-free funds		.24		.26		.25				.25		.28
Net interest margin		3.85%		3.71%		3.87%				3.84%		3.49%
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19-19-19-19-19
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2010	2009	2010	2009
Income statement data
In thousands, except per share
Net income
Net income	$204,442	136,818	$736,161	379,891
Amortization of core deposit and other intangible assets (1)	8,054	10,152	35,265	39,006
Merger-related gain (1)	(16,730)	—	(16,730)	(17,684)
Merger-related expenses (1)	469	3,806	469	54,163

Net operating income	$196,235	150,776	$755,165	455,376

Earnings per common share
Diluted earnings per common share	$1.59	1.04	$5.69	2.89
Amortization of core deposit and other intangible assets (1)	.07	.09	.29	.34
Merger-related gain (1)	(.14)	—	(.14)	(.15)
Merger-related expenses (1)	—	.03	—	.46

Diluted net operating earnings per common share	$1.52	1.16	$5.84	3.54

Other expense
Other expense	$469,274	478,451	$1,914,837	1,980,563
Amortization of core deposit and other intangible assets	(13,269)	(16,730)	(58,103)	(64,255)
Merger-related expenses	(771)	(6,264)	(771)	(89,157)

Noninterest operating expense	$455,234	455,457	$1,855,963	1,827,151

Merger-related expenses
Salaries and employee benefits	$7	381	$7	10,030
Equipment and net occupancy	44	545	44	2,975
Printing, postage and supplies	74	233	74	3,677
Other costs of operations	646	5,105	646	72,475

Total	$771	6,264	$771	89,157

Balance sheet data
In millions
Average assets
Average assets	$68,502	68,919	$68,380	67,472
Goodwill	(3,525)	(3,525)	(3,525)	(3,393)
Core deposit and other intangible assets	(132)	(191)	(153)	(191)
Deferred taxes	24	37	29	33

Average tangible assets	$64,869	65,240	$64,731	63,921

Average common equity
Average total equity	$8,322	7,686	$8,103	7,282
Preferred stock	(740)	(729)	(736)	(666)

Average common equity	7,582	6,957	7,367	6,616
Goodwill	(3,525)	(3,525)	(3,525)	(3,393)
Core deposit and other intangible assets	(132)	(191)	(153)	(191)
Deferred taxes	24	37	29	33

Average tangible common equity	$3,949	3,278	$3,718	3,065

At end of quarter
Total assets
Total assets	$68,021	68,880
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(126)	(182)
Deferred taxes	23	35

Total tangible assets	$64,393	65,208

Total common equity
Total equity	$8,358	7,753
Preferred stock	(741)	(730)
Undeclared dividends — preferred stock	(6)	(6)

Common equity, net of undeclared preferred dividends	7,611	7,017
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(126)	(182)
Deferred taxes	23	35

Total tangible common equity	$3,983	3,345

(1)	After any related tax effect.
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20-20-20-20-20
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Income statement data
In thousands, except per share
Net income
Net income	$204,442	192,015	188,749	150,955	136,818
Amortization of core deposit and other intangible assets (1)	8,054	8,210	9,003	9,998	10,152
Merger-related gain (1)	(16,730)	—	—	—	—
Merger-related expenses (1)	469	—	—	—	3,806

Net operating income	$196,235	200,225	197,752	160,953	150,776

Earnings per common share
Diluted earnings per common share	$1.59	1.48	1.46	1.15	1.04
Amortization of core deposit and other intangible assets (1)	.07	.07	.07	.08	.09
Merger-related gain (1)	(.14)	—	—	—	—
Merger-related expenses (1)	—	—	—	—	.03

Diluted net operating earnings per common share	$1.52	1.55	1.53	1.23	1.16

Other expense
Other expense	$469,274	480,133	476,068	489,362	478,451
Amortization of core deposit and other intangible assets	(13,269)	(13,526)	(14,833)	(16,475)	(16,730)
Merger-related expenses	(771)	—	—	—	(6,264)

Noninterest operating expense	$455,234	466,607	461,235	472,887	455,457

Merger-related expenses
Salaries and employee benefits	$7	—	—	—	381
Equipment and net occupancy	44	—	—	—	545
Printing, postage and supplies	74	—	—	—	233
Other costs of operations	646	—	—	—	5,105

Total	$771	—	—	—	6,264

Balance sheet data
In millions
Average assets
Average assets	$68,502	67,811	68,334	68,883	68,919
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(132)	(146)	(160)	(176)	(191)
Deferred taxes	24	27	30	34	37

Average tangible assets	$64,869	64,167	64,679	65,216	65,240

Average common equity
Average total equity	$8,322	8,181	8,036	7,868	7,686
Preferred stock	(740)	(737)	(734)	(732)	(729)

Average common equity	7,582	7,444	7,302	7,136	6,957
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(132)	(146)	(160)	(176)	(191)
Deferred taxes	24	27	30	34	37

Average tangible common equity	$3,949	3,800	3,647	3,469	3,278

At end of quarter
Total assets
Total assets	$68,021	68,247	68,154	68,439	68,880
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(126)	(139)	(152)	(167)	(182)
Deferred taxes	23	26	28	31	35

Total tangible assets	$64,393	64,609	64,505	64,778	65,208

Total common equity
Total equity	$8,358	8,232	8,102	7,916	7,753
Preferred stock	(741)	(738)	(735)	(733)	(730)
Undeclared dividends — preferred stock	(6)	(6)	(7)	(6)	(6)

Common equity, net of undeclared preferred dividends	7,611	7,488	7,360	7,177	7,017
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(126)	(139)	(152)	(167)	(182)
Deferred taxes	23	26	28	31	35

Total tangible common equity	$3,983	3,850	3,711	3,516	3,345

(1)	After any related tax effect.
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